EXHIBIT 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-95697 of PSEG Energy Holdings Inc. of our report dated April 7, 2000 appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Parsippany, New Jersey
April 12, 2000